                                                                   Exhibit 3.128

      Secretary of State                         CONTROL NUMBER: K942649
    Corporations Division                        EFFECTIVE DATE: 10/15/1999
        315 West Tower                           COUNTY        : FULTON
#2 Martin Luther King, Jr. Dr.                   REFERENCE     : 0091
 Atlanta, Georgia 30334-1530                     PRINT DATE    : 10/15/1999
                                                 FORM NUMBER   : 311

JANET E. TAYLOR
KING & SPALDING
191 PEACHTREE STREET
ATLANTA, GA 30303

                          CERTIFICATE OF INCORPORATION

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

                       GAME & FISH MERGER SUBSIDIARY, INC.
                          A DOMESTIC PROFIT CORPORATION

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.


[SEAL OF THE STATE OF GEORGIA]                   /s/ Cathy Cox
                                                   Cathy Cox
                                                Secretary of State
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                            ARTICLES OF INCORPORATION

                                       OF

                      GAME AND FISH MERGER SUBSIDIARY, INC.


                                       1.

            The name of the Corporation is Game and Fish Merger Subsidiary, Inc.

                                       2.

            The Corporation is authorized to issue one thousand shares of stock, designated as "Common Stock." Each share of Common Stock shall have one vote on each matter submitted to a vote of the shareholders of the Corporation. The holders of shares of Common Stock shall be entitled to receive, in proportion to the number of shares of Common Stock held, the net assets of the Corporation upon dissolution.

                                       3.

            The initial Board of Directors of the Corporation shall consist of three members, whose names and addresses are as follows:

                                Beverly C. Chell
                       745 5th Avenue, New York, NY 10151

                                 Charles McCurdy
                       745 5th Avenue, New York, NY 10151

                                  Thomas Rogers
                       745 5th Avenue, New York, NY 10151
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                                       4.

            The street address and county of the initial registered office of the Corporation in the State of Georgia is 1201 Peachtree Street, Atlanta, Georgia, Fulton County 30361. The initial registered agent of the Corporation at such address is CT Corporation System.

                                       5.

            The name and address of the Incorporator are Janet E. Taylor, King and Spalding, 191 Peachtree Street, Atlanta Georgia, 30303.

                                       6.

            The mailing address of the initial principal office of the Corporation is 745 5th Avenue, New York, NY 10151.
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            IN WITNESS WHEREOF, the undersigned has executed these Articles of
Incorporation.


                                             /s/ Janet E. Taylor
                                             -------------------------------
                                             Janet E. Taylor
                                             Incorporator



                                                   SECRETARY OF STATE

                                                  Oct 15  9 46 AM '99
                                                      [ILLEGIBLE]


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